 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

Aja Cannafacturing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177518	45-2758994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31500 Grape Street, Ste. 3345 Lake Elsinore, CA	92532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 733-1412

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 6, 2014, our Board of Directors approved a Severance and Release Agreement (the “Agreement”) with our departing former CEO and board member, Scott Plantinga. The Agreement resolves all claims for compensation, benefits, or other consideration due to Mr. Plantinga under his Executive Employment Agreement dated September 1, 2013. The Agreement contains the following key terms:

•	Mr. Plantinga will be paid two cash installments totaling $45,000, with $25,000 due by November 10, 2014 and $20,000 due by February 10, 2014.
•	Mr. Plantinga will further be paid $133,000 within one year.
•	The cash payment obligations set forth above are further each documented by Convertible Promissory Notes which may be converted in whole or in part at a price equal to fifty percent (50%) of the market price of our common stock.
•	Mr. Plantinga will also be granted 1,500,000 shares of common stock.
•	Mr. Plantinga will be retained to advise the company under a Consulting Agreement which calls for compensation in the form of 58,500,000 shares of common stock.

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for additional information.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Severance and Release Agreement discussed in Item 1.01, above, Mr. Plantinga also resigned from our board of directors. There were no known disagreements with Mr. Plantinga regarding our operations, policies or practices.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Severance and Release Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aja Cannafacturing, Inc.

/s/ Kendall Smith

Kendall Smith

Chief Executive Officer

Date: November 7, 2014

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